Exhibit 99.1
NitroMed and Archemix Announce Merger Agreement
Merger Part of NTMD Plan to Maximize Shareholder Value
Conference Call and Webcast Scheduled for November 18, 2008 at 5:30 pm ET
LEXINGTON and CAMBRIDGE, MA (November 18, 2008) — NitroMed, Inc. (NASDAQ: NTMD) and Archemix Corp., a privately-held biopharmaceutical company working to develop aptamer-based therapeutics, announced today that they have entered into a definitive merger agreement under which Archemix will merge with NitroMed in an all-stock transaction. Under the terms of the merger agreement, NitroMed will issue new shares of its common stock to Archemix stockholders based on an exchange ratio to be determined prior to the closing of the transaction. Under the exchange ratio formula defined in the merger agreement, the former Archemix stockholders are expected to own approximately 70 percent of the combined company, and the former NitroMed stockholders are expected to own approximately 30 percent of the combined company, each on a fully-diluted basis. This ratio is subject to potential adjustments as described in the merger agreement. The name of the company will be changed to Archemix Corp. and will be headquartered at Archemix’s offices in Cambridge, Massachusetts. The merger is subject to approval by Archemix’s and NitroMed’s stockholders and consummation of the previously-announced sale of NitroMed’s BiDil assets and other customary closing conditions.
Archemix is engaged in internal development of aptamer therapeutics in the area of hematologic diseases, and has out-licensed its technology to others to develop their own aptamer therapeutics in other areas. Aptamers are synthetically-derived oligonucleotides that bind to proteins with high specificity and affinity and have been shown to provide many of the advantages of oligonucleotides and monoclonal antibodies. Archemix’s most advanced proprietary candidate, ARC1779, is in Phase 2 clinical development to treat patients suffering from a family of rare blood disorders known as thrombotic microangiopathies, or TMA. A second Archemix proprietary product is scheduled to enter the clinic in mid-2009. In addition, Archemix has licensed its intellectual property to third parties to develop their own aptamer product candidates. Currently, Archemix licensees are evaluating five different aptamer product candidates in human clinical trials; two in Phase 2 and three in Phase 1. Archemix has additional partnerships with several pharmaceutical and biotechnology companies, including Merck Serono, Pfizer, Takeda, Eli Lilly and Isis Pharmaceuticals.
Assuming consummation of the previously-announced sale of NitroMed’s BiDil assets, it is estimated that cash and cash equivalents for the combined company will be approximately $50-60 million at closing.
“We view this merger as the critical second step, following the announced sale of the BiDil business, in our goal of creating value for our shareholders,” said Kenneth M. Bate, President and CEO of NitroMed. “We believe that the combination of NitroMed and Archemix will provide NitroMed’s stockholders with a company that has an exciting technology platform, proprietary products in development, business development opportunities and a solid financial foundation.”
“We believe that Archemix’s aptamer technology is a promising platform for novel drug discovery and development and it has led to a robust pipeline of potentially valuable therapeutics,” said Errol DeSouza, Ph.D., President and CEO of Archemix. “We are pursuing a strategy that enables us to develop a proprietary pipeline as well as develop a network of partnerships with leading pharmaceutical companies. We are very pleased to enter into this transaction, as we believe it will allow us to vigorously pursue this strategy and benefit shareholders of both companies.”
Details of the Proposed Transaction
The merger will take the form of a stock-for-stock merger intended to qualify as a tax-free reorganization. Under the terms of the agreement, all outstanding shares of Archemix’s common stock and preferred stock will be exchanged for shares of NitroMed’s common stock and all outstanding Archemix options and warrants will be assumed by NitroMed and become options and warrants to acquire NitroMed’s common stock.
The Boards of Directors of both companies have unanimously approved the proposed transaction. NitroMed’s and Archemix’s obligations to consummate the merger are subject to approval by the stockholders of both NitroMed and Archemix, as well as other customary conditions, such as the registration with the U. S. Securities and Exchange Commission (“SEC”) of the NitroMed shares to be issued as a result of the merger. In addition, the obligation of Archemix to complete the merger is further subject to the condition that NitroMed have completed the sale of its BiDil business.
In connection with the execution of the merger agreement, certain funds affiliated with HealthCare Ventures LLC, Rho Ventures, Invus Public Equities, L.P., and Care Capital LLC together owning or controlling an aggregate of approximately 30% of NitroMed’s common stock, have agreed to vote their shares in favor of the transaction and refrain from selling any of the NitroMed shares they hold for three months following the closing of the transaction and 50% of the shares they hold for six months following the closing of the transaction. In addition, stockholders holding approximately 80% of Archemix capital stock have entered into similar agreements whereby they have agreed to vote their Archemix shares in favor of the merger and refrain from selling any of the NitroMed shares they receive in the merger for three months following the closing of the transaction and 50% of the shares they receive in the merger for six months following the closing of the transaction.
NitroMed expects to file a Registration Statement on Form S-4 and related joint proxy statement/prospectus with the SEC. Depending on the timing of filing and effectiveness of the Form S-4, the companies currently target the closing of the merger in the second quarter of 2009. In connection with the transaction, NitroMed intends to apply for re-listing of the combined company’s shares on NASDAQ to trade under the symbol “ARCH.” NitroMed plans to institute a reverse stock split, subject to stockholder approval, to comply with NASDAQ’s listing requirements at the time of the merger.
Cowen and Company, LLC is acting as exclusive financial advisor and Wilmer Cutler Pickering Hale and Dorr LLP is acting as legal counsel to NitroMed. Merrill Lynch & Co. is acting as exclusive financial advisor and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is acting as legal counsel to Archemix.
Management and Board of Directors Following the Closing
Following the closing of the merger, it is expected that the management team of the combined company will be as follows: Kenneth M. Bate, President and Chief Executive Officer; Duncan Higgons, Executive Vice President, Business Operations; Gregg Beloff, Vice President and Chief Financial Officer; Page Bouchard, D.V.M., Senior Vice President, Research and Preclinical Development; and James Gilbert, M.D., Senior Vice President and Chief Medical Officer.
In addition, following the closing of the merger it is expected that the board of directors of the combined company will consist of five members of the current Archemix board of directors (Peter Barrett, Ph.D., Alex Barkas, Ph.D., Errol De Souza, Ph.D., John Maraganore, Ph.D. and Michael Ross, Ph.D.) and three members of the current

NitroMed board of directors (Kenneth Bate, Mark Leschly, and Davey Scoon, C.P.A.).
Webcast/Conference Call Information
A conference call will be held today, November 18, 2008, at 5:30 pm. Eastern Time, to discuss the planned merger between NitroMed and Archemix. The call will be led by Kenneth M. Bate, President and Chief Executive Officer of NitroMed, and Errol DeSouza, Ph.D., President and Chief Executive Officer of Archemix.
A live webcast over the Internet will be available at http://www.nitromed.com or at NitroMed-Archemix Merger Announcement Webcast and archived for two weeks.
To listen over the phone, please call
866-543-6403 (domestic/toll-free)
617-213-8896 (international).
59964532# passcode
A telephone replay will be available through December 2, 2008 at 888-286-8010 (domestic/toll-free) or 617-801-6888 (international). To access the telephone replay, please enter passcode 95097417#.
About NitroMed
NitroMed of Lexington, Massachusetts is the maker of BiDil® (isosorbide dinitrate/hydralazine hydrochloride), an orally administered medicine available in the United States for the treatment of heart failure in self-identified black patients. In this population, BiDil is indicated as an adjunct to current standard therapies such as angiotensin converting enzyme (ACE) inhibitors and beta blockers. There is little experience in patients with New York Heart Association Class IV heart failure. BiDil was approved by the U.S. Food and Drug Administration, primarily on the basis of efficacy data from the company’s landmark A-HeFT (African American Heart Failure Trial) clinical trial. For full prescribing information, visit: www.BiDil.com.
On October 22, 2008, NitroMed entered into a purchase and sale agreement with JHP Pharmaceuticals, LLC, a privately held specialty pharmaceutical company, pursuant to which NitroMed has agreed to sell to JHP Pharmaceuticals substantially all of the assets related to NitroMed’s BiDil and BiDil XR drug business. The sale of the BiDil and BiDil XR drug business is subject to NitroMed stockholder approval and other customary closing conditions.
About Archemix
Archemix is a biotechnology company focused on discovering, developing and commercializing aptamer therapeutics. Using Archemix’s processes for discovering aptamers, which are protected by its broad patent portfolio, Archemix is developing aptamer product candidates for rare hematological diseases. In addition, Archemix has licensed its intellectual property to third parties to develop their own aptamer product candidates in other areas. Currently, Archemix’s licensees are evaluating five different aptamer product candidates in human clinical trials; two in Phase 2 and three in Phase 1. Archemix has additional partnerships with several pharmaceutical and biotechnology companies, including Merck Serono, Pfizer, Takeda, Eli Lilly and Isis Pharmaceuticals.
Important Additional Information Will Be Filed with the SEC
In connection with the proposed merger, NitroMed will file with the SEC a Registration Statement on Form S-4 containing a joint proxy statement/prospectus. The joint proxy statement/prospectus will be mailed to stockholders of NitroMed and Archemix. The joint proxy statement/prospectus will contain important information about NitroMed, Archemix, the transaction and related matters. NitroMed also plans to file with the SEC and mail to its stockholders a separate proxy statement in connection with the previously-announced proposed sale of its BiDil and BiDil XR drug business. The proxy statement will contain important information about NitroMed, the proposed sale of the BiDil and BiDil XR business and related matters. Investors and security holders of NitroMed and Archemix are urged to read carefully both the joint proxy statement/prospectus relating to the merger, and the proxy statement relating to the proposed sale of the BiDil and BiDil XR drug business, when they are available.
In addition, investors and security holders of NitroMed will be able to obtain free copies of the joint proxy statement/prospectus for the proposed merger (when it is available) and the proxy statement for the proposed sale of the BiDil and BiDil XR drug business (when it is available), and other documents filed with the SEC by NitroMed through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of NitroMed will be able to obtain free copies of the joint proxy statement/prospectus for the proposed merger (when it is available) and the proxy statement for the proposed sale of the BiDil and BiDil XR drug business (when it is available), by contacting NitroMed, Inc., Attn: Secretary, 45 Hayden Avenue, Suite 3000, Lexington, MA 02421. Investors and security holders of Archemix will be able to obtain free copies of the joint proxy statement/prospectus for the merger by contacting Archemix Corp., Attn: Secretary, 300 Third Street, Cambridge, MA 02142.
NitroMed and Archemix, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement; and NitroMed, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the purchase and sale agreement with JHP Pharmaceuticals, LLC, dated October 22, 2008, relating to the sale of the BiDil and BiDil XR drug business. Information regarding NitroMed’s directors and executive officers is contained in NitroMed’s Annual Report on Form 10-K for the fiscal year ended December 31,

2007 and its proxy statement dated April 16, 2008, which are filed with the SEC. As of October 31, 2008, NitroMed’s directors and executive officers beneficially owned approximately 33% of NitroMed’s common stock. Information regarding Archemix’s directors and officers and a more complete description of the interests of NitroMed’s directors and officers will be available in the joint proxy statement/prospectus relating to the merger. In addition, a more complete description of the interests of NitroMed’s directors and officers will be available in the proxy statement relating to the sale of the BiDil and BiDil XR drug business.
Cautionary Note Regarding Forward-Looking Statements
Statements in this press release regarding the proposed transaction between NitroMed and Archemix; the expected timetable for completing the transaction; the combined company’s cash; NitroMed’s plans to achieve compliance with NASDAQ’s listing requirements by means of a reverse stock split; the potential value created by the proposed merger for NitroMed’s and Archemix’s stockholders; the expected ownership of the NitroMed common stock by NitroMed and Archemix stockholders after closing; the potential of the combined companies’ technology platform, proprietary products in development, business development opportunities and financial foundation; the potential therapeutic benefits of aptamers; Archemix’s plans to develop a proprietary pipeline and a network of partnerships with leading pharmaceutical companies; the combined company’s management and board of directors; the efficacy, safety, and intended utilization of Archemix’s product candidates; the conduct and results of discovery efforts and clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities; and any other statements about NitroMed’s or Archemix’s management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,”

“anticipates,” “expects,” “estimates,” “plans,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that NitroMed is unable to complete the sale of its BiDil and BiDil XR drug business, which is a condition to the closing of the merger; the risk that NitroMed and Archemix may not be able to complete the proposed transaction; the risk that Archemix’s product candidates and compounds that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in later-stage clinical trials; the risks associated with reliance on collaborative partners; risks involved with development and commercialization of product candidates; the risk that NitroMed’s net cash at closing will be lower than currently anticipated; risks relating to the combined company’s ability to obtain the substantial additional funding required to conduct its development and commercialization activities; the potential inability of the combined company to obtain, maintain and enforce patent and other intellectual property protection for its products, discoveries and drug candidates; and other risks and uncertainties more fully described in NitroMed’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, each as filed with the SEC, as well as the other filings that NitroMed makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the Registration Statement and the joint proxy statement/prospectus carefully when they are available.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
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Contacts
NitroMed—Jane A. Kramer 781/640-8499 (mobile)
Archemix—Barbara Yates of Yates Public Relations 781/258-6153